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                                   EXHIBIT 8.2
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         OPINION OF KIRKPATRICK & LOCKHART WITH RESPECT TO PENNSYLVANIA
                                  TAX MATTERS



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                                  May 14, 2004


Key Bank USA, National Association
Key Tower
127 Public Square
Cleveland, Ohio 44114

Key Consumer Receivables LLC
Key Tower
127 Public Square
Cleveland, Ohio 44114


                 RE:   KEY BANK USA, NATIONAL ASSOCIATION
                       KEY CONSUMER RECEIVABLES LLC
                       ASSET BASED NOTES
                       AND ASSET BASED CERTIFICATES

Ladies & Gentlemen:

                  We have been retained by you as special Pennsylvania tax counsel to render an opinion as to certain Pennsylvania tax consequences in connection with the issuance and sale of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 (Registration Statement No: 333-114367), as amended, as filed with the Securities and Exchange Commission (the "Registration Statement").

                  In rendering this opinion, we have examined the Prospectus, the Pennsylvania Tax Reform Code of 1972, as amended (the "Code"), Regulations promulgated under the Code, Pennsylvania Department of Revenue rulings, judicial decisions, and such other documents, records, and questions of law, as we have deemed necessary or appropriate for the purposes of this opinion. All capitalized terms used herein and not otherwise defined have the respective meanings specified in the Prospectus.

                  Based upon our examination of the Prospectus and subject to the assumptions, exceptions, limitations and qualifications set forth in said Prospectus and herein, if the transactions are consummated in accordance with the terms of the Prospectus (and without any waiver, breach or amendment of any of the provisions thereof), we are of the opinion that the statements in the Base Prospectus under the heading "Pennsylvania State Tax Consequences -- Pennsylvania Income and Franchise Tax Consequences with Respect to the Notes" and "Pennsylvania Income and Franchise Tax Consequences with Respect to the Certificates" accurately describe the material Pennsylvania tax consequences to holders of the Notes and holders of the Certificates.

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                  This opinion is based on the Code, Regulations promulgated under the Code, Pennsylvania Department of Revenue rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify this opinion. This opinion is limited solely to the Pennsylvania state tax consequences of the Trust and Notes as specified above and does not address any other tax considerations under foreign, federal, local or other Pennsylvania law.

                This opinion is being furnished to you specifically in connection with the Notes being offered under the Prospectus, and solely for your information and benefit. It may not be relied on by you in any other connection, and it may not be relied on by any other person for any purpose. This opinion may not be assigned, used or quoted, other than in the Prospectus, without our prior written consent.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus and the Prospectus Supplements under the captions "Income Tax Consequences," "Pennsylvania State Tax Consequences" and "Legal Matters."


                                         Very truly yours,

                                         /s/ Kirkpatrick & Lockhart LLP


                                         KIRKPATRICK & LOCKHART LLP